Exhibit 99.1

Lender Presentation May 14, 2013 © 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 2 Forward-Looking Statements; Non-GAAP Financial Measures Throughout this presentation, Scientific Games makes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “project,” “assume,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in the forward-looking statements due to a variety of risks and uncertainties and other factors. In particular, this presentation contains forward-looking statements regarding Scientific Games’ pending acquisition of WMS Industries Inc. (“WMS”), including forward-looking statements regarding expectations, plans and strategies, synergies, results and financial characteristics of Scientific Games if the acquisition is completed. The completion of the WMS acquisition remains subject to the approvals of gaming regulatory authorities and other customary closing conditions, and there can be no assurance that the acquisition will be completed. If the acquisition is completed, there can be no assurance that Scientific Games will be able to implement its plans and strategies or realize anticipated expectations, results or financial characteristics (including those contemplated herein) on a timely basis or otherwise, or that the acquisition will not disrupt current plans or operations. Moreover, there can be no assurance that Scientific Games will be able to realize the anticipated synergies from the acquisition in the amounts or within the time-frames or cost expectations indicated herein, or at all. In addition, whether or not the acquisition is completed, Scientific Games’ actual results may differ materially from those contemplated in the forward-looking statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure of our Northstar Illinois joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois Lottery; failure of our Northstar New Jersey joint venture to enter into an agreement to provide marketing and sales services to the New Jersey Lottery (including as a result of the pending protest) or to meet the net income targets or other requirements under any such agreement or otherwise to realize the anticipated benefits under any such agreement; the seasonality of our business; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform under our contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Factors which could cause WMS’ (or, if the pending acquisition is completed, the combined company’s) actual results to differ materially from those contemplated in these statements include, but are not limited to, the following factors: potential disruption of WMS’ business while the acquisition is pending; potential difficulty for WMS to retain and recruit employees in vital areas while the acquisition is pending; potential unexpected costs, charges or expenses or lost revenue opportunities resulting from the pending acquisition; in connection with the recent implementation of WMS’ enterprise resource planning system, the risk of inaccurate data or reporting and significant design errors that could have a negative effect on WMS’ operating results and impact its ability to manage its business which could constitute significant deficiencies; delay or refusal by regulators to approve WMS’ new gaming platforms, cabinet designs, game themes and related hardware and software; changes in regulations or regulatory interpretations that may adversely affect existing product placements or future placements; an inability to introduce in a timely manner new games and gaming machines that achieve and maintain market acceptance; a decrease in the desire of casino customers to upgrade gaming machines or allot floor space to leased or participation games, resulting in reduced demand for WMS’ products; a reduction in capital spending or interruption in payments by casino customers associated with business weakness or economic uncertainty that adversely affects WMS’ customers’ ability to make purchases or pay; a greater-than-expected demand for operating leases by customers over outright product sales or sales financing leases that shift revenue recognition from a single period to the term of such operating leases; a reduction in play levels of WMS’ participation games by casino patrons, whether due to economic conditions or increased placements of competitive product; inability of suppliers of key components to timely meet WMS’ requirements to fulfill customer orders; increased pricing or promotional competitive activity that adversely affects WMS’ average selling price or product revenues; a failure to obtain and maintain WMS’ gaming licenses and regulatory approvals; failure of customers or players to adapt to the new technologies that WMS introduces in new product concepts; a software anomaly or fraudulent manipulation of WMS’ gaming machines and software; a failure to obtain the right to use or an inability to adapt to rapid development of new technologies; an infringement claim seeking to restrict WMS’ use of material technologies; risks of doing business in international markets, including political and economic instability, terrorist activity, changes in importation and repatriation regulations such as currently experienced in Argentina, and foreign currency fluctuations; and the unfavorable outcome of any legal proceedings in which WMS may be involved from time to time. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in Scientific Games’ and WMS’ filings with the Securities and Exchange Commission (“SEC”), including the companies’ most recent Annual Reports on Form 10-K and the companies’ more recent periodic reports filed with the SEC (including under the heading “Risk Factors”). The date of this presentation is as of May 13, 2013, and the information provided herein is presented through the dates indicated on the applicable slides or otherwise as of the date hereof. Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ and WMS’ ongoing obligations under the U.S. federal securities laws, Scientific Games and WMS undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 3 Forward-Looking Statements; Non-GAAP Financial Measures (Cont’d) Non-GAAP Financial Measures: This presentation includes certain financial measures that were not prepared in accordance with generally accepted accounting principles in the United States (GAAP). As used herein, Combined Revenue, Combined Company Costs, Attributable EBITDA, Combined Attributable EBITDA, EBITDA from Equity Investments, Attributable EBITDA Margin and Combined Attributable EBITDA Margin are non-GAAP financial measures presented herein as supplemental disclosures. Combined Revenue, as used herein, reflects the arithmetic sum of Scientific Games’ revenue and WMS’ revenue for the applicable historical period. Combined Company Costs, as used herein, reflects Combined Revenue minus Combined Attributable EBITDA (defined below, excluding any anticipated synergies). Combined Revenue and Combined Company Costs are presented for informational purposes only and do not reflect any adjustments resulting from the proposed transaction and do not represent “pro forma" amounts determined in accordance with the SEC's rules and regulations, including Article 11 of Regulation S-X. Combined Revenue and Combined Company Costs should not be taken to represent how the companies would have performed on a historical basis had their operations been combined during the periods presented, or how the companies will perform on a combined basis after giving effect to the acquisition. Attributable EBITDA of Scientific Games, as used herein, is based on the definition of Scientific Games’ “consolidated EBITDA” in its existing credit agreement (summarized in Scientific Games’ May 7, 2013 press release), except that Attributable EBITDA, as used herein, includes Scientific Games’ share of the EBITDA of all of its equity investments (whereas “consolidated EBITDA” for purposes of the existing credit agreement generally includes Scientific Games’ share of the EBITDA of its Italian joint venture but only the income of its other equity investments to the extent it has been distributed to Scientific Games). Attributable EBITDA Excluding Racing Business of Scientific Games, as used herein, is defined as Attributable EBITDA excluding the Attributable EBITDA from the racing business that Scientific Games sold in October 2010. EBITDA from Equity Investments of Scientific Games, as used herein, represents Scientific Games’ share of EBITDA from equity investments, which is defined as equity in earnings from Scientific Games’ equity investments (whether or not any such earnings have been distributed to Scientific Games) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other. Attributable EBITDA of WMS, as used herein, represents WMS’ Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, share-based compensation and other non-cash items, including non-cash impairment and restructuring charges) plus fees and expenses associated with the sale of WMS for the applicable period. Combined Attributable EBITDA, as used herein, reflects the arithmetic sum of Scientific Games’ Attributable EBITDA and WMS’ Attributable EBITDA for the trailing 12-month period ended March 31, 2013 and, except where indicated herein, does not include any anticipated synergies from the proposed transaction. Combined Attributable EBITDA is presented for informational purposes only and does not reflect any adjustments resulting from the proposed transaction (except, where indicated herein, anticipated cost synergies) and does not represent a “pro forma" amount determined in accordance with the SEC's rules and regulations, including Article 11 of Regulation S-X. Combined Attributable EBITDA should not be taken to represent how the companies would have performed on a historical basis had their operations been combined during the periods presented, or how the companies will perform on a combined basis after giving effect to the acquisition. Attributable EBITDA Margin of Scientific Games or WMS, as used herein, is calculated by dividing Attributable EBITDA of Scientific Games or WMS, as the case may be, by revenue of Scientific Games or WMS, as the case may be. Combined Attributable EBITDA Margin, as used herein, is calculated by dividing Combined Attributable EBITDA by Combined Revenue. Combined Attributable EBITDA Margin is presented for informational purposes only and should not be taken to represent how the companies would have performed on a historical basis had their operations been combined during the periods presented, or how the companies will perform on a combined basis after giving effect to the acquisition. Additional information regarding these non-GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, can be found in the appendix to this presentation. Additional Notes: Scientific Games sold its installed base of gaming terminals in its pub business on March 25, 2013. As presented herein, Scientific Games’ results for the three months ended March 31, 2013 (including results for such quarter included in LTM 3/31/13 results presented herein) exclude the results related to Scientific Games’ discontinued pub operations, unless otherwise noted. This presentation may contain industry market data, industry forecasts and other statistical information. Such information has been obtained from publicly available information and industry publications and Scientific Games makes no representations as to the accuracy of such information. Scientific Games has not independently verified any such information.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 4 Meeting Agenda & Presenters Transaction Overview Transaction Rationale Key Credit Highlights Scientific Games Overview WMS Overview Synergy Overview Indicative Terms and Timeline Lorne Weil Chairman & CEO, Scientific Games Jeff Lipkin SVP & CFO, Scientific Games Scott Schweinfurth EVP, CFO & Treasurer, WMS Financial Overview

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 5 Transaction Overview

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 6 Transaction Overview On January 31, 2013, Scientific Games Corporation (“SGMS,” “Scientific Games” or the “Company”) announced its proposed acquisition of WMS Industries Inc. (“WMS”) for $26.00 per share Acquisition price implies ~$1.5 billion enterprise value of WMS 6.0x LTM 9/30/12 WMS Attributable EBITDA 4.3x LTM 9/30/12 WMS Attributable EBITDA including anticipated cost synergies  WMS acquisition status WMS’ stockholders approved the transaction on May 10, 2013 U.S. antitrust clearance received Applications for gaming regulatory approvals have been filed; currently in investigative phase SGMS is seeking to syndicate a $2.3 billion 7-year term loan as part of a $2.6 billion senior credit facility. The proceeds will be used to (i) refinance SGMS' & WMS’ existing senior credit facilities, (ii) fund the merger consideration and (iii) pay related fees and expenses $300 million 5-year revolver is fully syndicated Modest pro forma leverage 3.2x net senior secured leverage (1) (2) 4.5x net total leverage (1) (2) (1) Includes $100 million of anticipated run-rate cost synergies. Net debt as of March 31, 2013 and Combined Attributable EBITDA for the 3/31/13 LTM period.

Transaction Structure

Sources & Uses

Sources of Funds	Amount
New Revolver ($300mm)	$ –
New Term Loan B ("TLB")	2,300
Total Sources of Funds	**$2,300**

Uses of Funds	Amount
Purchase Price @ $26.00 per share	$1,489
Refinancing of WMS Revolver	85
Refinancing of SGMS Term Loan A	558
Financing Fees & Expenses	82
Advisory Fees, Legal & Other	42
Cash to Balance Sheet	44
Total Uses of Funds	**$2,300**

Combined Company Capitalization

	As of 3/31/13			
Existing and Combined Debt Capitalization	SGMS	WMS	*Adj.*	Combined
Cash and Cash Equivalents [1]	$90	$58	*$44*	$192
Existing Revolvers	$ –	$85	*($85)*	$ –
New Revolver ($300mm)	–	–	–	–
SGMS Term Loan A	558	–	*(558)*	–
New Term Loan B ("TLB")	–	–	*2,300*	2,300
SGMS Other Debt	14	–	–	14
Senior Secured Debt	**$572**	**$85**	***$1,657***	**$2,314**
Net Senior Secured Debt	*482*			*2,121*
SGMS Senior Subordinated Notes due 2018-2020	$900	$ –	*$ –*	$900
Total Debt	**$1,472**	**$85**	***$1,657***	**$3,214**
Net Total Debt	*1,382*			*3,021*
Combined Credit Statistics	**SGMS**	**WMS**	***Adj.***	**Combined**
LTM Attributable EBITDA	$335	$230 [2]	*$100* [3]	$665 [3]
LTM Cash Interest Expense	95			154 [4]
Net Senior Secured Debt / LTM Attributable EBITDA	1.4x			3.2x
Net Total Debt / LTM Attributable EBITDA	4.1x			4.5x
LTM Attributable EBITDA / LTM Cash Interest Expense	3.5x			4.3x

Note: U.S. Dollars in millions.

(1) Excludes $40 million of combined company restricted cash.

(2) WMS Attributable EBITDA includes $9.9 million of transaction fees and expenses (incurred in WMS' fiscal Q2 and Q3) associated with the sale of WMS.

(3) Reflects anticipated run-rate cost synergies.

(4) Assumes debt used to finance acquisition was outstanding for the LTM period.

7

© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 8 Transaction Rationale

A Transformative Combination: Scale and Scope Transaction

- **Creates one of the largest B2B / B2G global gaming suppliers**
- **Combines leading companies in gaming machines, lottery instant tickets, systems, sports betting and interactive gaming**
  - A leading gaming supplier with an extensive portfolio of terminals, platforms, content and systems capabilities to cross-sell
  - Strong content creation capabilities with broad portfolio of brands
  - Comprehensive suite of interactive gaming solutions and services for iLottery and iGaming
  - Installed base of participation-based machines: ~40,000 gaming machines and ~36,000 lottery terminals
- **Attractive financial characteristics**
  - ~$120 million of anticipated annual run-rate cash flow synergies
    - $100 million of anticipated cost savings
    - $20 million of anticipated capex savings
  - Substantial incremental cash tax savings associated with the utilization of SGMS' U.S. NOLs ($254mm at 12/31/12)



Instant Tickets
Interactive Gaming
Social & Multi-Player Games
Draw Games
POWERBALL
MEGA MILLIONS
Slot Machines / VLTs
Video Poker & Casino Games
Sports Betting
parspro.com
Licensed and Proprietary Brands
MONOPOLY
Rainbow Riches
Player Community
SG SCIENTIFIC GAMES
WMS
Both Companies

9

© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 10 Leverages Core Competencies of Both Companies Sophisticated systems technology Hardware sourcing, engineering and manufacturing expertise Proficiency in developing and procuring complex B2G / B2B opportunities Wide-ranging field operations infrastructure Leadership in player loyalty programs Strong relationships with government customers and regulators Industry leading innovation Library of high-performing game content Full suite of interactive products and services across real money and social play-for-fun platforms Expertise off-shoring software engineering Expansive portfolio of intellectual property Strong relationships with casino operators and regulators

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 11 Strategy: Expand Geographic Footprint and Scope of Product Offerings Game Content Terminals Systems/ Server-Based Games U.S. Centric Business 2016 Turnkey B2B Gaming Global Business Strategy: Leverage both shared and unique competencies of the combined business to drive growth in existing and new geographic and product segments with enhanced profitability 2013 2001 Printed Products Value-Added Distribution Licensed Properties Lottery Systems Best of both capabilities & culture Accelerated innovation Cross-sale of products Improved operating efficiencies Sales and participation business models New revenue opportunities

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 12 Scientific Games Overview

Overview of Scientific Games

Headquartered in New York City; have sold to customers in ~50 countries

SCIENTIFIC GAMES

LTM 3/31/13 Revenue: $926mm
LTM 3/31/13 Attributable EBITDA: $335mm

Global base of ~3,600 employees

Printed Products

- A leader in ~$75 billion worldwide instant ticket category (1)
- Largest portfolio of licensed brands for lotteries
- A leader in value chain management services for lotteries
- A leader in lottery loyalty and rewards and iLottery



Lottery Systems

- A leading provider of software, equipment and data communications networks to lotteries in ~$200 billion worldwide draw-based game category (1)
- B2B sports betting software, hardware and hosting for land-based and interactive operators
- A leader in providing VLT systems



Gaming

- A leader in server-based gaming machines and systems
- Focus on local venues: betting shops, bingo halls and arcades
  - Installed base of ~30,000 participation machines
  - A leading provider of terminals in U.K.
- Interactive gaming





(1) Source: 2013 LaFleur's World Lottery Almanac.

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© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 14 SGMS Business Overview LTM 3/31/13 Revenue by Segment CY 2012 Revenue by Geography 47% 53% 54% 29% 17% Outside the U.S. U.S. Printed Products Lottery Systems Gaming

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 15 Printed Products Segment Instant ticket supplier to 40 U.S. jurisdictions and experience selling into ~50 countries; extensive experience in emerging markets Five highly sophisticated, secure printing facilities on four continents; capacity to print approximately 44 billion instant tickets annually Approximately 3,200 games were produced in 2012 on nine presses around the world Leading provider of game design, game programming and marketing services Expertise in providing cooperative services programs (CSP) for integrated category management (outsourcing relationship) Long-term contracts with high contract renewal rates Largest portfolio of licensed brands for lottery products Leader in lottery loyalty and rewards programs

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 16 Lottery Systems Segment Provides customized computer software, equipment and data communications networks to lotteries A leading provider of terminals and software Instant ticket validation networks 11 full-service facilities management (participation-based), technology and operations contracts in the U.S. 50 technology deployments globally since 2007 B2B sports betting software, hardware and hosting for land-based and interactive operators A leader in providing VLT gaming systems Nearly 600,000 lottery, gaming and retail support devices deployed globally

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 17 Gaming Segment Leading supplier of server-based gaming terminals and systems for betting shops, bingo halls and arcades in the U.K. Installed base of approximately 24,000 participation machines International presence in Caribbean and Latin America Installed base of approximately 5,600 participation machines Significant in-house content, systems and field service capabilities Participatory interactive B2B business selling popular land-based game content

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 18 Strategic Equity Investments Lotterie Nazionali S.r.l. (LNS) - Gratta e Vinci) - The largest instant ticket lottery in the world - 20% equity interest CSG Lottery Technology (CSG) - Printer of instant tickets for the China Sports Lottery - 49% equity interest Guard Libang (GLB) - Systems and services provider to the China Welfare Lottery - 50% equity interest Northstar Lottery Group (Northstar) - Private manager of the Illinois Lottery since July 2011 - 20% equity interest in Northstar Illinois Sportech - Operator and supplier of football betting pools in the U.K. and Europe as well as international horse and dog racing tote systems - ~20% equity interest valued at ~$60 million (1) Roberts Communications Network (RCN) - Communications services provider to the pari-mutuel wagering industry - 29.4% equity interest EBITDA from Equity Investments ($ in millions) $71 $88 $83 $81 2010 2011 2012 LTM 3/31/13 (1) Market value as of May 10, 2013. Exclusive operator of Italy’s instant ticket lottery

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 19 SGMS Interactive Gaming Business Activities currently reside within each business unit Lottery Loyalty and rewards programs Interactive second chance drawings Sports betting iLottery gaming platform iGaming (casino-style games) Electronic instant ticket offerings Draw game sales Gaming Sales of successful land-based games through interactive channels Remote Game Server (RGS) jurisdictions where permitted, through B2B operators (e.g., Gala Coral, Ladbrokes, The Rank Group) “For money” offering, in

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 20 WMS Overview

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 21 WMS Business Overview Product Sales Gaming Operations Interactive Gaming LTM 3/31/13 Revenue: $690mm LTM 3/31/13 Attributable EBITDA: $230mm Headquartered in Waukegan, Illinois with on-ground presence in 14 countries worldwide Global base of more than 1,700 employees WMS game content deployed across multiple interactive channels Diverse product portfolio including Jackpot PartyTM Social Casino, a monetized social casino application (1) Source: Wall Street Research. (2) Class III, Class II and VLTs are all presented to patrons as traditional slot machines, but the operations vary. Class III machines operate on independent, random draws. Class II machines operate based on bingo math models. VLTs operate based on either a centralized lottery draw or independent random draw. Wide area progressive, local area progressive and stand-alone gaming machines leased to customers Installed base of over 9,600 participation machines Leading portfolio of brands Broad range of video and mechanical reel gaming machines Second largest machine supplier as measured by ship share (1) Serves Class III, Class II and video lottery sectors (2)

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 22 WMS Business Overview LTM 3/31/13 Revenue by Product LTM 3/31/13 Revenue by Geography 84% 16% 59% 35% 6% Outside U.S. and Canada U.S. and Canada Product Sales Gaming Operations Interactive

WMS Product Sales

Gaming machine sales to casinos and VLT operators

- Sales of video slots, mechanical slots & video poker
  - Current ASP of ~$15,000+ @ ~50% margin
  - 20+% ship share in March 2013 quarter, ex VLTs
  - 70 new game themes introduced in fiscal 2012
- Sales of high-margin conversion kits & replacement parts
- Sales of used gaming machines that have been traded-in or used in participation installed base

LTM 3/31/13 Revenue Mix


Gaming Operations
41%
30%
New Unit Shipments U.S. & Canada
16%
New Unit Shipments International
13%
Used Units, Parts, Conversions & Other Sales
Product Sales
59%

Blade™

- **Launched March 2013**
- Nearly 1,000 machines shipped last quarter
  - Launched at a premium price
  - Achieving initial cost targets
- Initial number of units shipped is 50+% greater than last major product launch (Bluebird®2) in 2008
- Encouraging customer and player feedback



My Poker®

- **Launched Dec 2012 quarter**
- Nearly 1,000 machines shipped since launch
- Caesars Entertainment and Station Casinos are launch partners
- Serves a portion of the casino floor previously unserved by WMS



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© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

WMS Gaming Operations

- **WMS-owned slot machines leased to casino operators**
  - Participation leases based on revenue share as % of coin-in, % of net win, fixed daily fee or a combination
  - Installed base of over 9,600 participation machines
- **Generates recurring revenue**
  - Current average revenue of $68 per day per machine
  - High margin / high return
- **Premium branded games**
- **Gamefield xD™ cabinet launched in February 2013**
  - Early performance exceeds WMS' expectations
  - Encouraging player feedback
- **Pipeline of exciting new products**
  - Highly-anticipated launch of WILLY WONKA AND THE CHOCOLATE FACTORY™ on Sensory immersion 2.0 with motion chair
  - MONOPOLY™ Gamefield launch

LTM 3/31/13 Revenue Mix



Gaming Operations
41%
Participation Games
32%
Interactive Products & Services
6%
Royalties, VLTs & Other
3%
59%
Product Sales



MONOPOLY
BIG WIN
WONKA

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© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

WMS Interactive Products and Services

- **Provides comprehensive suite of B2B online products & services**
  - Real-money & "for-fun" platforms
  - Leverage WMS' extensive library of games for online & mobile distribution
  - Launched Play4Fun Network™, a white-label B2B suite of interactive products & services based on Players Life® Web Services platform



Wizard Of Oz
Bruce Lee
Rome & Egypt
Wizard Of Oz
PLAY NOW
First time ever - only at Jackpot Party
Your favourite characters together again
Unique 'Winged Monkey' feature
Win through to the Emerald City
Follow the Yellow Brick Road™ until you're Over the Rainbow with Dorothy™, Scarecrow™, Cowardly Lion™ and Tin Man™!
AVAILABLE ONLINE ONLY AT JACKPOT PARTY™ CASINO
SCREENSHOTS
PAUSE

(1) As of April 2013.

Interactive Products and Services Revenue



($ in millions by quarter)
$1.0
$1.2
$9.5
$13.0
$17.1
Mar '12
Jun '12
Sept '12
Dec '12
Mar '13

Social, Casual & Mobile Platforms

- Jackpot Party® Social Casino (launched in July 2012)
  - Top ten highest grossing casino games on Facebook™ (1)
  - Top ten highest grossing casino "app" on Apple devices (1)
  - 2+ million monthly active users and 500,000+ daily active Facebook™ users (1)

Managed Services

- Full range of B2B real-money casino-managed services, games & platform
  - Mobile application expected in summer 2013
- JackpotParty.be launched in Belgium (in partnership with Groupe Partouche)

Remote Game Server Integration

- WMS slot games supplied to online casino operators globally
  - Participation-based revenue
  - Mobile platform expected in summer 2013
- Extensive list of marquee customers, including The Rank Group, 888, Betfair, British Columbia Lottery Corporation, Bonnier Gaming, Sky Betting & Gaming

25

©2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 26 Key Credit Highlights

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 27 Diverse and Recurring Revenue Base Specialized Industry Characteristics Marquee Customer Relationships and Leading Portfolio of Brands Key Credit Highlights Substantial Free Cash Flow Generation Favorable Industry Dynamics Leading Global Gaming Technology Supplier

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 28 Leading Global Gaming Technology Supplier Source: Company filings. (1) Revenue, EBITDA and EBITDA margin of Lottomatica, Intralot, Ainsworth Game Technology and Pollard Banknote are for CY 2012 period. Revenue, EBITDA and EBITDA margin of Aristocrat are for LTM 9/30/12 period. Revenue, EBITDA and EBITDA margin of Shuffle Entertainment are for LTM 1/31/13 period. Revenue, EBITDA and EBITDA margin of SGMS, WMS, Bally and IGT are for LTM 3/31/13 period. Included companies do not calculate EBITDA or EBITDA margin in the same manner, which limits comparability. (2) Reflects Combined Attributable EBITDA (including $100 million of anticipated run-rate cost synergies). (3) Reflects Combined Attributable EBITDA (including $100 million of anticipated run-rate cost synergies) divided by Combined Revenue. Revenue ($ in Millions) (1) $4,065 $2,294 $1,816 $1,616 $978 $926 $875 $690 $262 $185 $163 EBITDA ($ in Millions) (1) EBITDA Margin (1) (3) $1,364 $870 $665 $335 $327 $235 $230 $185 $87 $66 $20 41.2% 37.9% 36.2% 35.5% 33.6% 33.4% 33.3% 33.1% 21.1% 12.9% 12.6% (2) (3)

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 29 $57 $58 $58 $58 $59 $62 $67 $69 CY 2006 CY 2007 CY 2008 CY 2009 CY 2010 CY 2011 CY 2012 CY 2013E Favorable Industry Dynamics $(40) $(75) $(80) $(45) $(110) $(191) $(130) $(107) 2002 2003 2004 2005 2009 2010 2011 2012 U.S. State Budget Deficits (1) Last Recession ($ in billions) Macro Environment U.S. Lottery Sales (2) Slot Replacement Rate % (3) Note: North America refers to U.S. and Canada. Includes Class II, Class III and VLTs. (1) Source: Center on Budget and Policy Priorities survey and estimates, June 2012. (2) Source: 2013 World Lottery Almanac and Mintel Group Ltd. (3) Source: EILERS-FANTINI Quarterly Slot Survey and other third-party data. 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% N.A. Slot Unit Sales (3) 63 51 46 50 55 63 77 37 48 24 12 12 21 30 100 99 70 62 67 84 107 CY 2007 CY 2008 CY 2009 CY 2010 CY 2011 CY 2012 CY 2013E Replacement New & Expansionary ($ in billions) (000’s) LaFleur’s

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 30 Diverse Revenue Base Slot Machine Sales Interactive (Gaming & Social Media) Draw Games Player Loyalty VLTs / Gaming Machines Interactive (Lottery, Gaming & Social Media) Instant Tickets Sports Betting High Profile, Player-Favorite Participation Machines +

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 31 Diverse and Recurring Revenue Base Note: U.S. Dollars in millions. WMS fiscal year ends June 30. Combined LTM 3/31/13 Revenue by Business Segment Combined FY 2012 Revenue by Geography 31% 16% 10% 43% 67% 33% Lottery 47% SGMS Gaming WMS Gaming SGMS Instant Tickets SGMS Systems North America International Gaming 53% Combined CY 2012 Revenue by Customers No single customer accounted for more than 5% of combined CY 2012 revenue 17% 83% Top 5 Other

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 32 Recurring Revenue Base Approximately Two-Thirds of CY 2012 Combined Revenue is “Recurring” Typical Contract Terms WMS Recurring Revenue 17% Scientific Games Printed Products: U.S. contracts generally 3-5 year terms, frequently with 1-5 year renewal options held by lotteries Lottery Systems: U.S. contracts generally a minimum of 5 year terms and usually with renewal options held by lotteries Gaming: generally 2-4 year terms WMS Participation gaming machines remain on casino floors generally as long as performance is acceptable, with the machines having an average life of 5 years with periodic new game theme updates to refresh performance Anticipate long life in B2B interactive content relationships as WMS content becomes integral to casino operator’s offerings SGMS Recurring Revenue 51% SGMS Non- Recurring Revenue 7% WMS Non- Recurring Revenue 25%

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 33 Specialized Industry Characteristics Customers are government or government-sponsored entities Long-term contracts with renewal options Complex procurement process requiring strong government relations and proposal competencies Significant security and regulatory compliance requirements Lottery Industry Gaming Equipment Industry Top five gaming equipment manufacturers (IGT, WMS, Bally, Aristocrat and Konami) account for approximately 90% of all gaming machines sold in North America Significant R&D investment in content and licensing required to develop competitive gaming machines Meaningful intellectual property investment Significant security and regulatory compliance requirements

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 34 Marquee Customer Relationships Denotes SGMS & WMS overlapping customers

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 35 Leading Portfolio of Licensed and Proprietary Brands

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 36 Substantial Free Cash Flow Generation The combination of SGMS and WMS is expected to generate meaningful cash flow In CY 2012, SGMS and WMS spent ~18% of combined revenue in capex; however, excluding one-time WMS items, capex represented only ~15% of CY 2012 combined revenue (1) Favorable entry point in WMS capital spending cycle WMS has invested significant capital launching new cabinets into the participation sector over the past 3 years. As of March 2013, approximately 75% of the participation installed base is newer generation gaming machines Future cash flow also expected to benefit from the incremental tax savings associated with the use of SGMS’ U.S. NOLs ($254 million at 12/31/12) against future WMS U.S. taxable income (1) Excludes $48 million in non-recurring WMS capex associated with the construction at the Chicago technology campus and Pune, India technology facility and Oracle ERP implementation.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 37 Synergy Overview

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 38 $7 $22 $9 $18 $34 $60 $50 $100 Year 1 Year 2 Highly Achievable Cost Synergies Anticipated Cost Synergies: Components & Timing LTM 3/31/13 Combined Company Costs Anticipated run-rate cost savings of $100 million, representing less than 10% of Combined Company Costs as of LTM 3/31/13 Detailed merger integration plan being prepared; 100% of plan expected to be initiated within 12 months of closing Anticipated revenue synergies would be incremental COGS Synergies R&D Synergies SG&A Synergies 90% 10% Combined Company Costs Anticipated Cost Synergies Note: U.S. Dollars in millions.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 39 $12 $26 $14 $20 $26 $60 $22 $18 $60 $100 Year 2 Anticipated SG&A Cost Synergies: Detail Reduce combined SG&A headcount by 12% Eliminate duplicative technology platforms Relocate development activities off-shore Eliminate duplicative expenses (e.g., professional fees, facilities, and public company costs) Save from procurement sourcing across the combined organization SG&A COGS R&D Payroll Duplicative Costs Interactive Note: U.S. Dollars in millions. Year 1 Year 2 $11 $20 $11 $14

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 40 $22 $18 $60 $100 Year 2 Anticipated R&D Cost Synergies: Detail Merge various content studios, technologies, and licenses into an enterprise content development and delivery organization Relocate software development off-shore, leveraging WMS’ existing R&D operations Rationalize unique gaming machine hardware into a common technology family with shared components Combine existing architecture and functionality of disparate back-end gaming systems Consolidate duplicative functions Reduce combined R&D headcount by 11% Hardware Engineering System Support Outside Consultants SG&A COGS R&D Software Engineering Game Development $1 $1 $3 $4 $9 $18 Note: U.S. Dollars in millions. $9 $18 Year 1 Year 2

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 41 Anticipated COGS Savings: Detail Year 2 Illustrative Units Sold (WMS) (Based on Current Volumes) 22,000 Pro Forma Average Savings Per Unit ~$1,000 Anticipated Savings as a % of Current Average Cost Per Unit 12.5% Illustrative Manufacturing Savings ~$22 million WMS has begun to move supply chain to lower cost sourcing Longer-term strategy Integrated product road map Common design architecture Common components, design, supply and sourcing strategy Value engineering to maximize cost benefits SGMS has developed deep knowledge and experience from its own outsourcing and value engineering efforts Identified a number of components for WMS slot machines that can be sourced at lower costs through SGMS’ existing supply chain without affecting machine performance

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 42 Anticipated CapEx Savings: Detail Recent WMS capital expenditures impacted by accelerated replacement of gaming operations footprint and various one-time projects Pro forma spending levels as a percentage of revenue are more in line with SGMS percentages SGMS expects to reduce annual PP&E capex spending by $16 million versus historical levels 10% reduction in hardware, software and engineering from combined procurement efficiencies and engineering synergies Elimination of duplicative capex SGMS anticipates gaming operations capex savings of ~$4 million annually versus historical levels Return to a more normal replacement cycle for machines Reduced machine costs as a result of SGMS’ COGS savings initiatives WMS Capital Expenditures Note: U.S. Dollars in millions. (1) Represents non-recurring WMS capex associated with the construction at the Chicago technology campus and Pune, India technology facility and Oracle ERP implementation. $178 ($48) ($16) ($4) $110 $0 $50 $100 $150 $200 LTM 3/31/13 CapEx Non-recurring WMS Items PP&E Savings Gaming Ops Savings PF LTM 3/31/13 CapEx (1) $20 million % of Revenue: 26% 16%

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 43 Potential Revenue Synergies 1 International Expansion: WMS < 20% international vs. SGMS ~50% international 2 Cross-selling: WMS gaming machines sold to government entities and SGMS systems sold to casino customers 4 Game Content: WMS titles used in SGMS products and across platforms (online, lottery, mobile) 6 IP & Licensed Brands: Leverage patents and brand portfolio across products and platforms 3 Interactive Businesses: Complementary iLottery and iGaming operations (e.g., Delaware Lottery) 5 Leverage SGMS Systems Capabilities: SGMS is a leader in transaction-based gaming systems

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 44 One-Time Costs and Integration Costs Executive change of control payments 50% of stay bonuses ~$20mm Total: ~$66mm Severance 50% of stay bonuses BoD fees Insurance coverage Merger integration costs ~$46mm Non-cash retention bonuses Merger integration costs Year 2+ At Closing Year 1 Note: U.S. dollars in millions.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 45 Financial Overview

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 46 $303 $327 $343 2010 2011 2012 SGMS Historical Performance ($ in millions) $799 $879 $941 2010 2011 2012 Revenue Attributable EBITDA (1) Excludes results from racing business, which was sold in October 2010. ($ in millions) (1) (1)

SGMS Q1 2013 Performance Highlights

Q1 Revenue

($ in millions)



$192 (1)
$197
$235
$221 (2)
$220
2010
2011
2012
2013

Q1 Attributable EBITDA

($ in millions)



$74 (1)
$75
$87
$79 (2)
$79
2010
2011
2012
2013

(1) Excludes results from racing business, which was sold in October 2010.
(2) Amount includes Q1 2013 results related to discontinued pub operations.

Commentary

- Retail sales performance in core businesses started off slowly in Q1 2013, with performance improving as quarter progressed; improved performance continued into April
- Signed a number of new contracts, entered into several contract extensions and made significant progress toward FY 2013 growth initiatives
- Q1 2012 benefitted from several non-recurring items and was a quarterly anomaly
  - Record Mega Millions® jackpot of $656 million generated incremental revenue at extremely high margins
  - Significant product sales in Gaming and Lottery Systems businesses; timing of product sales fluctuate from period to period
  - $2.2 million insurance recovery

Key Business Highlights:

- New Jersey notified Northstar NJ of its intent to award a 15-year sales and marketing contract (award subject to pending protest)
- Selected by Delaware Lottery as primary vendor to operate internet gaming system in partnership with 888 Holdings and WMS
- Signed a 10-year contract to supply instant tickets and services to Panama Lottery

47

© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 48 WMS Historical Performance ($ in millions) ($ in millions) Revenue Attributable EBITDA $798 $714 $689 CY 2010 CY 2011 CY 2012 $282 $239 $239 CY 2010 CY 2011 CY 2012 Note: Amounts represent calendarized historical financial results.

WMS March 2013 Quarter Performance Highlights

CY Q1 Revenue

($ in millions)



$198
$193
$176
$178
2010
2011
2012
2013

CY Q1 Attributable EBITDA

($ in millions)



$70
$68
$65
$56(1)
2010
2011
2012
2013

Commentary

- **Product Sales**
  - Excluding VLTs, quarterly ship share improved to over 20%
  - Shipped nearly 1,000 new Blade cabinets, with strong in-casino play performance reported
  - In anticipation of the Blade release in March 2013, operators reduced orders of other cabinets earlier in the quarter
  - ASP improved y-o-y to $15,344, due in part to introduction of new Blade cabinets
- **Gaming Operations**
  - Daily average revenue increased sequentially and y-o-y to $68.65 (nearly 40% higher than largest competitor)
  - Installed participation base at quarter-end increased both sequentially and y-o-y to 9,684
  - New Gamefield xD cabinet launched with encouraging initial performance in marketplace; 400+ placed at quarter-end, with 600+ units currently placed
- **Interactive Products and Services**
  - Revenues grew 32% sequentially to $17.1 million
  - Reached profitability much quicker than originally planned
- **Key Business Highlights:**
  - Blade and Gamefield xD gaming platforms launched successfully in quarter
  - Jackpot Party Social Casino launched on Apple devices and quickly became a Top 10 highest grossing casino game app; Android platform expected later this quarter

(1) March 2013 quarter adjusted for $7.4 million of fees and expenses associated with the sale of WMS.

49

© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 50 Combined LTM Performance ($ in millions) LTM 3/31/13 Combined Revenue and Attributable EBITDA $926 $335 $690 $230 $100 $1,616 $665 Combined Revenue Combined Attributable EBITDA SGMS WMS Anticipated Cost Synergies (1) WMS Attributable EBITDA adjusted for $9.9 million of transaction fees and expenses associated with the sale of WMS. (1)

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 51 SGMS $335 WMS $230 $63 $100 ($81) $20 ($236) ($154) ($21) ($40) $565 ($256) $196 $0 $200 $400 $600 $800 Combined LTM 3/31/13 Attributable EBITDA Anticipated Run-Rate Cost Synergies Cash Flow from Equity Investments EBITDA from Equity Investments Normalized Capex PF Interest PF Cash Taxes LTM Working Capital Estimate LTM 3/31/13 Combined FCF Available for Debt Repayment Substantial Free Cash Flow Generation Note: U.S. Dollars in millions. (1) Excludes $24.8 million for business acquisitions by SGMS, $19 million for business acquisitions by WMS, and $48 million in non-recurring WMS capex associated with the construction at the Chicago technology campus, Pune, India facility and Oracle ERP implementation. (2) Represents (a) SGMS LTM 3/31/13 cash tax expense plus (b) WMS LTM 3/31/13 cash tax expense less an estimated 80% cash tax savings assuming utilization of SGMS tax attributes plus (c) taxes related to anticipated cost synergies (assuming 20% of synergies are from outside U.S. and a 30% tax rate). (3) Estimated working capital needs of the combined business based on analysis of historical trends. (1) (2) Anticipated Cost Synergies (3)

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 52 $23 $23 $2,162 $250 $350 $300 $300 $25 $23 $23 $23 $573 $373 $2,462 2014 2015 2016 2017 2018 2019 2020 Term Loan B Other Debt Senior Sub Notes Revolver Maturity Long-Dated Capital Structure with Substantial Liquidity No near-term debt maturities Substantial liquidity at closing; $300 million revolver and cash on hand Pre-payable bank debt structure allows the Company to take advantage of strong cash flow generation Post-Closing Debt Maturity Profile (1) Note: U.S. Dollars in millions. (1) Reflects Term Loan B amortization of $23 million per year.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 53 Indicative Terms and Timeline

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 54 Summary Term Sheet Senior Secured Credit Facilities Borrower: Scientific Games International, Inc. SGI Facilities: $300mm Revolving Credit Facility (“Revolver”) $2,300mm Term Loan B (“TLB”) Guarantors: Scientific Games Corporation (“SGC”), WMS Industries Inc. and all domestic subsidiaries of SGC (other than SGI) and WMS (subject to certain exceptions) Security: First lien on substantially all U.S. domestic assets Maturity: Revolver: 5 years TLB: 7 years, springing maturity if not refinanced 91 days before maturity date of subordinated notes unless liquidity equals or exceeds principal amount + $50mm Incremental: Sum of $350mm and an amount such that pro forma Net First Lien Leverage Ratio is 3.0x or less 50bps MFN with 18 month sunset Amortization: Revolver: None TLB: 1.0% per annum Optional Prepayment: 101 soft call for 6 months Excess Cash Flow: Commencing for fiscal year 2014, 50% ECF stepping down to 25% when Net First Lien Leverage Ratio Net First Lien Leverage Ratio < 3.0x, then 0% when Net First Lien Leverage Ratio < 2.5x Financial Covenants: Revolver: Springing maximum Net First Lien Leverage Ratio tested when borrowings (and specified letters of credit) exceed 15% of total commitments TLB: None

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 55 Corporate Structure (Following Merger) Scientific Games International, Inc. (“SGI”) Gaming North America, Inc. Foreign Subsidiaries Domestic Subsidiaries Foreign Subsidiaries Foreign Subsidiaries Scientific Games Corporation (NASDAQ: SGMS) 2018 Sr. Sub. Notes $300mm Revolver $2.3bn Term Loan B 2019 Sr. Sub. Notes 2020 Sr. Sub. Notes WMS Industries Inc. Domestic Subsidiaries Guarantors SGI is Borrower/Issuer on all material debt except the 2018 Senior Subordinated Notes, for which it is a Guarantor

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 56 Key Transaction Dates Date Key Milestones May 14th Lender meeting May 16th Post credit agreement May 21st Comments to credit agreement due Commitments due Fall Expect to receive gaming regulatory approvals Closing and funding May 2013 Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Denotes Key Date Bank Holiday

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 57 Public Lender Q&A

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 58 Appendix

Reconciliation Information

($ in millions)	Three months ended				LTM
	3/31/10	3/31/11	3/31/12	3/31/13	3/31/13
Reconciliation to SGMS Attributable EBITDA					
Net Income (Loss)	$5	($7)	$2	($12)	($77)
Income Tax Expense	2	5	5	4	13
Depreciation and Amortization Expense	28	31	31	33	176
Interest Expense	25	26	25	25	100
Early Extinguishment of Debt	–	–	–	–	15
Other Expense (Income), Net	6	(1)	–	1	–
EBITDA	$65	$54	$62	$50	$228
Credit Agreement Adjustments					
Plus: Debt-Related Fees and Charges	–	–	–	–	$16
Plus: Amortization of Intangibles	–	–	–	–	–
Plus: Earn-outs for Permitted Acquisitions	–	–	–	–	–
Plus: Extraordinary Charges or Losses under GAAP	–	–	–	–	–
Plus: Non-cash Stock-based Compensation Expenses	7	5	6	6	24
Plus: Deferred Contingent Compensation Expense	–	1	–	–	–
Plus: Non-recurring Write-offs under GAAP	–	–	–	–	–
Plus: Acquisition Advisory Fees	–	–	–	–	2
Plus: Specified Permitted Add-backs	–	2	3	6	18
Plus: Italian Concession Obligations	8	–	–	–	–
Plus: Racing Disposition Charges and Expenses	–	–	–	–	–
Plus: Playtech Royalties and Fees	–	–	2	2	8
Less: Interest Income	–	–	–	–	–
Less: Extraordinary Income or Gains under GAAP	–	–	–	–	–
Less: Income on Earn-outs for Permitted Acquisitions	–	–	–	–	–
Adjustments to Conform to Credit Agreement Adjustments					
Less: Other Expense (Income), Net	(6)	1	–	(1)	–
Less: Early Extinguishment of Debt	–	–	–	–	(15)
Less: Earnings from Equity Investments	(16)	(9)	(9)	(6)	(25)
Plus: EBITDA from Equity Investments	19	21	23	22	81
SGMS Attributable EBITDA	**$77**	**$75**	**$87**	**$79**	**$335**

59
© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

Reconciliation Information (Cont'd)

($ in millions)	Twelve months ended December 31,			Three months ended				LTM
	2010	2011	2012	3/31/10	3/31/11	3/31/12	3/31/13	3/31/13
Reconciliation to EBITDA from Equity Investments:								
Earnings from Equity Investments	$49	$29	$28	$16	$9	$9	$6	$25
Income Tax Expense	4	12	11	–	3	4	3	10
Depreciation and Amortization Expense	14	39	41	2	8	10	11	42
Interest Expense, Net of Other	4	7	3	1	1	1	1	3
EBITDA from Equity Investments	**$71**	**$88**	**$83**	**$19**	**$21**	**$23**	**$22**	**$81**
Reconciliation to WMS Attributable EBITDA:								
Net Income	113	$54	$58	$33	$24	$22	$8	$43
Depreciation	65	76	88	17	18	20	26	95
Amortization of Intangible and Other Non-current Assets	21	26	33	6	4	6	9	35
Provision for Income Taxes	55	31	35	12	13	11	–	24
Interest Expense	2	1	2	–	–	–	1	3
Share-based Compensation	21	16	16	5	5	4	4	16
Other Non-cash Items	5	35	4	(3)	4	2	1	4
WMS Adjusted EBITDA (pre-sale transaction fees and expenses)	**$282**	**$239**	**$236**	**$70**	**$68**	**$65**	**$49**	**$220**
WMS sale transaction fees and expenses	–	–	3	–	–	–	7	10
WMS Attributable EBITDA	**$282**	**$239**	**$239**	**$70**	**$68**	**$65**	**$56**	**$230**
Reconciliation to Combined Attributable EBITDA:								
SGMS Attributable EBITDA								$335
WMS Attributable EBITDA								230
Combined Attributable EBITDA before anticipated run-rate cost synergies								**$565**
Anticipated run-rate cost synergies								100
Combined Attributable EBITDA including anticipated run-rate cost synergies								**$665**
Reconciliation to Combined Revenue:								
SGMS Revenue			$941					$926
WMS Revenue			689					690
Combined Revenue			**$1,629**					**$1,616**
SGMS Attributable EBITDA Margin								36.2%
WMS Attributable EBITDA Margin								33.3%
Reconciliation to Combined Attributable EBITDA Margin:								
Combined Attributable EBITDA including anticipated run-rate cost synergies								$665
Combined Revenue								1,616
Combined Attributable EBITDA Margin including anticipated run-rate cost synergies								**41.2%**
Reconciliation to Combined Company Costs:								
Combined Revenue								$1,616
Less: Combined Attributable EBITDA before anticipated run-rate cost synergies								(565)
Combined Company Costs								**$1,051**

60

© 2013 Copyright Scientific Games Corporation. All Rights Reserved.

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 61 ($ in millions) Three Twelve Months Months Ended Ended 3/31/10 12/31/10 SGMS Revenue $216 $882 Less: Revenue from Racing Business (25) (84) SGMS Revenue Excluding Racing Business $192 $799 Reconciliation to SGMS Attributable EBITDA Excluding Racing Business SGMS Attributable EBITDA $77 $315 Less: Operating Income from Racing Business (3) (3) Less: Depreciation and Amortization from Racing Business (0) (0) Less: Non-Recurring Write-Offs under GAAP (5) Plus: Racing Disposition Charges and Expenses (3) Plus: Stock-Based Compensation from Racing Business (0) (1) SGMS Attributable EBITDA Excluding Racing Business $74 $303 Note: U.S. Dollars in millions. Reconciliation to Revenue and Attributable EBITDA Excluding Racing Business

© 2013 Copyright Scientific Games Corporation. All Rights Reserved. 62 - Reconciliation Information (Cont’d) Scientific Games’ management uses non-GAAP financial measures (such as Attributable EBITDA and EBITDA from Equity Investments) in conjunction with GAAP financial measures to: monitor and evaluate the performance of Scientific Games’ business operations, as well as the performance of its equity investments, which have become a more significant part of Scientific Games’ business; facilitate management’s internal comparisons of Scientific Games’ historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of Scientific Games’ management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Accordingly, Scientific Games’ management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of Scientific Games’ operating results on the same basis as that used by Scientific Games’ management. In addition, Scientific Games’ management believes that Attributable EBITDA is helpful in assessing the overall operating performance of Scientific Games and its equity investments and highlighting trends in Scientific Games’ and its equity investees’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from Scientific Games’ and its equity investees’ earnings financial items that management believes have less bearing on Scientific Games’ and its equity investees’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense. Moreover, management believes Attributable EBITDA is useful to investors because a significant and increasing amount of Scientific Games’ business is through its equity investments. Management further believes that Attributable EBITDA provides useful information regarding Scientific Games’ liquidity and its ability to service debt and fund investments. Management believes that EBITDA from Equity Investments is helpful in monitoring the financial performance of Scientific Games’ equity investments and eliminates from the equity investees’ earnings financial items that management believes have less bearing on the equity investments’ performance. Scientific Games’ management also believes Attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in Scientific Games’ existing credit agreement, which is used to calculate Scientific Games’ compliance with the financial covenants contained in its existing credit agreement. Moreover, Attributable EBITDA is one of the metrics used in determining performance-based bonuses (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account changes in applicable accounting rules during the year)). Accordingly, Scientific Games’ management believes that the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing Scientific Games’ financial condition and operating performance. The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in this presentation may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this presentation, should be read in conjunction with Scientific Games’ and WMS’ financial statements filed with the SEC.